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                                  EXHIBIT 21

                                 SUBSIDIARIES


 .   South Florida Kinetics, Inc., a Florida corporation

 .   SFBC Charlotte, Inc., a Florida corporation

 .   SFBC Ft. Myers, Inc., a Florida corporation

 .   SFBC Analytical Laboratories, Inc., a Florida corporation

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